EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and in Footnote 1 of both the Summary Consolidated Financial Information and Selected Consolidated Financial Data tables and to the use of our report dated February 21, 2003, in Pre-Effective Amendment No. 3 to the Registration Statement (Form S-3 No. 333-97915) and related Prospectus of Texas Capital Bancshares, Inc. for the registration of 6,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas
July 31, 2003